                                  Exhibit 21

                        Subsidiaries of the Corporation

EXHIBIT 21. SUBSIDIARIES OF THE CORPORATION
-------------------------------------------

                                                                                     Percent           State of
        Parent Company                                 Subsidiaries                   Owned          Incorporation
----------------------------------------------- ---------------------------- ------------------ ------------------------
Commercial Federal Corporation                    Commercial Federal Bank,             100%             Nebraska
                                                  a Federal Savings Bank

                                                  CFC Preferred Trust                  100%             Delaware

                                                  Liberty Mortgage Store,              100%               Iowa
                                                  Inc. (1) (4)


Commercial Federal Bank,                          Commercial Federal                   100%             Nebraska
a Federal Savings Bank                            Mortgage Corporation

                                                  Commercial Federal                   100%             Nebraska
                                                  Investment Services, Inc.

                                                  Commercial Federal                   100%             Nebraska
                                                  Insurance Corporation

                                                  Commercial Federal                   100%             Nebraska
                                                  Service Corporation

                                                  Empire Capital                       100%             Colorado
                                                  Corporation I

                                                  Tower Title & Escrow                  80%             Nebraska
                                                  Company

                                                  Roxborough Acquisition               100%             Nebraska
                                                  Corporation

                                                  CFT Company                          100%             Nebraska

                                                  Liberty Leasing Company (1)          100%               Iowa

                                                  AmerUs Leasing                       100%               Iowa
                                                  Corporation (2)

                                                  First Savings Securities             100%            California
                                                  Corporation (3)

                                                  First Savings Investment             100%             Colorado
                                                  Corporation (3)

EXHIBIT 21. SUBSIDIARIES OF THE CORPORATION
-------------------------------------------

                                                                                     Percent           State of
        Parent Company                                 Subsidiaries                   Owned          Incorporation
----------------------------------------------- ---------------------------- ------------------ ------------------------

Commercial Federal Service                        Commercial Federal                   100%             Nebraska
Corporation                                       Realty Investors Corporation

                                                  Commercial Federal                   100%             Nebraska
                                                  Affordable Housing, Inc.

                                                  Community Service, Inc               100%              Kansas

Commercial Federal Insurance                      ComFed Insurance Services            100%             British
Corporation                                       Company, Limited                                   Virgin Islands

                                                  First Savings Insurance,             100%             Colorado
                                                  Inc. (3) (4)

Commercial Federal Investment                     AmerUs                               100%               Iowa
Services, Inc.                                    Investments, Inc. (2)

Liberty Leasing Company                           Liberty Leasing Funding              100%               Iowa
                                                  Corporation I (1) (4)

                                                  Liberty Leasing Funding              100%               Iowa
                                                  Corporation II (1)

                                                  Liberty Leasing Funding              100%               Iowa
                                                  Corporation III (1)

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(1)  Acquired in the acquisition of Liberty Financial Corporation.
(2)  Acquired in the acquisition of AmerUs Bank.
(3)  Acquired in the acquisition of First Colorado Bancorp, Inc.
(4)  In process of dissolution.

Note: All of the material accounts of the above listed companies are consolidated in the Corporation's consolidated financial statements. All significant intercompany balances and transactions are eliminated in consolidation.

Subsidiaries Dissolved During Fiscal Year 1999:
-----------------------------------------------

       K101
       First United Insurance Co.
       Greatland Financial Services, Inc.
       Laredo Investments, Inc.
       Liberty Insurance, Inc.
       Liberty Loan Store, Inc.
       Liberty Marketing, Inc.
       Liberty Services, Inc.

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